                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549



                                   FORM 8-k

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 28, 1996
                                                       -----------------


                     INTERNATIONAL MERCANTILE CORPORATION


Missouri                       0-7693                      43-0970243
--------                       ------                      ----------
(State or other juris-         (Commission                 (IRS Employer
diction of incorporation)      File Number)                Identification No.)




7414 Perkins Road Baton Rouge, LA                           70808
---------------------------------                           -----
(Address of principal executive offices)                   (Zip Code)


1511 Christy Drive, Jefferson City Missouri 65101
-------------------------------------------------
(Former name or former address, if change since last report.)

ITEM#1   CHANGE IN CONTROL OF REGISTRANT


On February 9, 1996 the Registrant entered into a transaction with Glenafton Farms Inc. and Tac Technologies to purchase to purchase control of the company, subject to Board approval. A copy of the signed agreement is attached hereto as exhibit "A".

Pursuant to the terms of the agreement the Purchaser had to receive it's board approval to execute the transation and on February 28, 1996 the Board rejected the transaction. The Buyer notified the Registrant via fax transmission on February 28, 1996, see attached hereto as exhibit "B".

The Registrant has approximately 3,133,315 common shares outstanding with 1,500,000 non-voting.